Exhibit 99.1

Mativ Announces Fourth Quarter and Full Year 2022 Results

ALPHARETTA, GA, February 22, 2023 -– Mativ Holdings, Inc. ("Mativ" or the "Company") (NYSE: MATV) reported earnings results for the three months and year ended December 31, 2022. On July 6, 2022, Schweitzer-Mauduit International, Inc. ("SWM") and Neenah, Inc. ("Neenah") completed a merger of equals ("the merger"). Financial results for periods prior to the merger reflect only the legacy SWM results.

Adjusted measures are reconciled to GAAP at the end of this release. Financial comparisons are versus the prior year period unless stated otherwise. Figures may not sum to total due to rounding. "Organic" – non-GAAP measure to reflect acquired/merged companies as if they were owned/merged for the full comparable periods and adjusted to exclude sales related to assets that have been sold or closed. "Comparable" – a non-GAAP measure used to compare current period Mativ results with the combined reported results for legacy Neenah and SWM operations, adjusted for certain reclassifications and other reporting conformations in the periods prior to the close of the merger. Please see December 22, 2022 8-K for additional reconciliations of periods prior to the merger.

Mativ Fourth Quarter 2022 Highlights

•Sales increased 69% to $660.1 million, reflecting the benefit of the merger; 6% constant currency organic sales growth, or 2% including negative currency impacts; 20%+ sales growth in release liners and protective solutions led the portfolio
•GAAP Income was $2.5 million, GAAP EPS was $0.04, and GAAP Operating Profit was $26.9 million, which all included significant expenses related to the Neenah merger integration
•Adjusted Income was $31.9 million and Adjusted EPS was $0.56; Adjusted EBITDA was $92.4 million, up 30% on a comparable basis (see non-GAAP reconciliation)
•Continued positive momentum in price/cost performance drove margin expansion
•≈$5 million cost synergies realized in 2022; ≈$25 million incremental synergies expected in 2023
Mativ Full Year 2022 Highlights

•Sales increased 51% to $2,167.4 million, reflecting the benefit of the merger; 11% constant currency organic sales growth, or 7% including negative currency impacts
•Double-digit sales growth in release liners, protective solutions, and packaging and specialty papers led top-line performance with strong pricing more than offsetting higher input costs
•GAAP Loss was $6.6 million, GAAP EPS was $(0.18), and GAAP Operating Profit was $51.4 million, which all included significant expenses related to the Neenah merger closing and integration
•Adjusted Income was $127.0 million, Adjusted EPS was $2.94, and Adjusted EBITDA was $305.2 million; on a comparable basis, Adjusted EBITDA was $370.4 million, up 11% (see non-GAAP reconciliation)

Management Commentary

Chief Executive Officer Julie Schertell commented "2022 was a historic year for Mativ, bringing together two strong companies to leverage our combined technologies and products to drive value for all of our stakeholders. We closed out the year with strong year-over-year fourth quarter growth for the combined company from continued positive price/cost performance, and we enter 2023 with clear momentum on integration and synergy execution. Despite macro uncertainties, our conviction in the opportunities ahead for Mativ is unwavering. We have significant controllable actions to enable strong performance as we enter 2023, specifically cost synergies, innovation, and programs focused on commercial and operational excellence, as well as broader longer-term decisions and actions to capitalize on our increased scale."

"While merger-related expenses drove a GAAP loss of nearly $7 million, we exited 2022 with combined full year EBITDA of $370 million, and we expect an incremental $25 million of synergy delivery in 2023. While we see potential growth in the base business and upside to this synergy target, visibility remains limited due to macroeconomic and geopolitical risks and related effects on input costs. Customer de-stocking as supply chains normalize, underlying global demand, and inflation uncertainties make it challenging to provide a more clearly defined guided range. Most importantly, in this uncertain environment, we have strong, vetted, and actioned synergies as we enter 2023 and will continue to execute on more synergy opportunities throughout the year. These are largely within our control and should provide built-in profit improvements in an otherwise volatile global economy."
Ms. Schertell concluded, "Looking ahead, 2023 will be our first full year together as Mativ, and I am pleased to share we have aligned on several key messages and themes to serve as our strategic ‘North Star’ in the years ahead. Our ambition is to be the global leader in specialty materials, consistently driving growth by engineering bold, innovative solutions that solve our customers’ complex challenges. We can achieve this by leveraging our technologies and material science know-how, advancing our collaborative customer relationships, and supporting our customers with robust global manufacturing and supply chain capabilities. Our stakeholders can expect us to execute with speed and discipline as we lean heavily into growth opportunities, sharpen our focus, and drive value creation. While there are many pockets of growth and attractive profitability across the portfolio, our resources and investments going forward will be concentrated in filtration, protective solutions, and release liners given the attractive end-market dynamics and our ability to differentiate and lead in these high-value product categories. As we move forward, we see tremendous potential for Mativ and enter the new year energized and ready to execute our plans."

Mativ Fourth Quarter 2022 Financial Results

Note: The Reported Results below reflect consolidated Mativ results in the current period, whereas the prior year period reflects only legacy SWM results. The Comparable Results reflect the inclusion of the legacy Neenah operations in the prior year period. See the supplemental tables titled Non-GAAP Reconciliation of Combined Legacy Neenah and SWM Operating Profit for Comparability for additional financial information regarding the combined company’s legacy financial information.

Advanced Technical Materials (ATM) as Reported	Three Months Ended December 31,
(in millions; unaudited)	2022	2021	Change	2022	2021
Net Sales	$409.1	$255.6	$153.5
GAAP Operating Profit & Margin %	$27.6	$5.5	$22.1	6.7%	2.2%
Adjusted EBITDA & Margin %	$61.6	$28.1	$33.5	15.1%	11.0%

ATM Comparable Results
Net Sales	$409.1	$403.2	$5.9
GAAP Operating Profit & Margin %	$27.6	$11.8	$15.8	6.7%	2.9%
Adjusted EBITDA & Margin %	$61.6	$42.4	$19.2	15.1%	10.5%

Advanced Technical Materials (ATM) segment sales were $409.1 million, up 60%, and reflect the merged company results versus the prior year period which reflected only legacy SWM results. Organic sales increased 4%, or 9% excluding negative currency impacts, driven by price increases. Comparable Adjusted EBITDA, including the legacy Neenah operations, increased 45% (see non-GAAP reconciliations) with margin expansion of 460 basis points. 20%+ sales growth in release liners and protective solutions led the portfolio and were most resilient to broad macro demand volume softness and customer destocking. Price increases continued to outpace inflationary pressures across ATM, driving margin expansion versus prior year. Costs for certain raw materials, such as polypropylene resin have eased, however, higher energy costs, particularly in Europe impacted results; the Company continues to evaluate and implement pricing actions and surcharges based on the evolving input cost environment.

Fiber-Based Solutions (FBS) as Reported	Three Months Ended December 31,
(in millions; unaudited)	2022	2021	Change	2022	2021
Net Sales	$251.0	$134.8	$116.2
GAAP Operating Profit & Margin %	$30.7	$22.4	$8.3	12.2%	16.6%
Adjusted EBITDA & Margin %	$50.2	$30.8	$19.4	20.0%	22.8%

FBS Comparable Results
Net Sales	$251.0	$251.5	$(0.5)
GAAP Operating Profit & Margin %	$30.7	$34.6	$(3.9)	12.2%	13.8%
Adjusted EBITDA & Margin %	$50.2	$46.8	$3.4	20.0%	18.6%

Fiber-Based Solutions (FBS) segment sales were $251.0 million, up 86%, and reflect the merged company results versus the prior year period which reflected only legacy SWM results. Organic sales were flat, but up 3% excluding negative currency impacts, driven by price increases. Comparable Adjusted EBITDA, including the legacy Neenah operations, increased 7% (see non-GAAP reconciliations) with margin expansion of 140 basis points. Pricing more than offset volume softness, and continued to exceed inflationary pressures for the segment. Pulp costs remain elevated and energy costs increased versus prior year, particularly in Europe, which impacted results. The Company continues to evaluate and implement pricing actions and surcharges based on the evolving input cost environment.

Unallocated as Reported	Three Months Ended December 31,
(in millions; unaudited)	2022	2021	Change	2022	2021
GAAP Operating Expense & % of Sales	$(31.4)	$(17.0)	$(14.4)	(4.8)%	(4.4)%
Adjusted EBITDA & % of Sales	$(19.4)	$(11.9)	$(7.5)	(2.9)%	(3.0)%

Unallocated Comparable Results
GAAP Operating Expense & % of Sales	$(31.4)	$(40.3)	$8.9	(4.8)%	(6.2)%
Adjusted EBITDA & % of Sales	$(19.4)	$(18.0)	$(1.4)	(2.9)%	(2.7)%

Unallocated expenses reflected the merged Company expenses in the quarter compared to only legacy SWM expenses in the prior year period. On a comparable basis, Adjusted unallocated expenses (EBITDA) increased 20 basis points as a percentage of sales.

Interest expense was $27.4 million, versus $14.8 million in the prior year period which reflected only the legacy SWM results. The increase was due to the merger and related incremental expense of assuming existing debt on the legacy Neenah balance sheet, as well as higher interest rates on floating rate debt versus the prior year.

Other expense was $4.9 million, primarily due to non-cash, non-operating currency losses, versus other income in the prior year period of $35.1 million, which was entirely related to a gain on the sale of a facility.

Taxes. The Company reported a GAAP pretax loss during the fourth quarter of $5.4 million, generating a tax benefit of $7.8 million. Fourth quarter taxes reflected true-ups to full year taxes and included the positive impact of the realizability of certain tax-related balance sheet items.

Non-GAAP Adjustments reflect items included in GAAP operating profit, income, and EPS, but excluded from Adjusted Operating Profit, EBITDA, income, and EPS (see non-GAAP reconciliation tables for additional details). The most significant adjustments to fourth quarter 2022 results were as follows:

•$0.36 per share of purchase accounting expenses (purchase accounting expenses reflect primarily ongoing non-cash intangible asset amortizations associated with mergers and acquisitions)
•$0.15 per share of expenses related to the Neenah merger, which included integration and severance expenses

Cash Flow, Debt & Dividend

Year-to-date 2022 cash provided by operating activities was $202.2 million, which included significant and largely non-recurring merger transaction, severance, and integration related costs. Year-to-date capital spending and software costs totaled $59.6 million, resulting in free cash flow of $142.6 million.

Total debt was $1,707.4 million as of December 31, 2022 and total cash was $124.4 million resulting in net debt of $1,583.0 million. Pursuant to the terms of the Company's credit agreement, net debt to adjusted EBITDA was 3.7x as of December 31, 2022. Net leverage is defined in the Company's credit agreement, and includes EBITDA adjustments for certain expected cost synergies. During the fourth quarter, the Company entered into an accounts receivables securitization program, netting $139 million of proceeds, which were primarily used to reduce debt. The program is expected to reduce future interest expense and reduces covenant net leverage. Total liquidity of approximately $528 million consisted of $124 million of cash and $404 million of revolver availability. The Company's debt matures on a staggered basis between 2026 and 2028.

The Company announced a quarterly cash dividend of $0.40 per share. The dividend will be payable on March 24, 2023 to stockholders of record as of March 3, 2023.

Conference Call

Mativ will hold a conference call to review fourth quarter and full year 2022 results with investors and analysts at 8:30 a.m. Eastern time on Thursday, February 23, 2023. The earnings conference call will be simultaneously broadcast over the Internet at http://ir.mativ.com. To listen to the call, please go to the Company’s website at least 15 minutes prior to the call to register and to download and install any necessary audio software. For those unable to listen to the live broadcast, a replay will be available on the Company’s website shortly after the call.

Mativ will use a presentation in conjunction with its conference call. The presentation can be found on the Company's website under the Investor Relations section in advance of the earnings conference call. The presentation can also be accessed via the earnings conference call webcast.

About Mativ

Mativ Holdings, Inc. is a global leader in specialty materials headquartered in Alpharetta, Georgia. The Company offers a wide range of critical components and engineered solutions to solve our customers’ most complex challenges. With over 7,500 employees worldwide, we manufacture on four continents and generate sales in more than 100 countries. The Company’s two operating segments, Advanced Technical Materials and Fiber-Based Solutions, target premium applications across diversified and growing end-markets, from filtration to healthcare to sustainable packaging. Our broad portfolio of technologies combines polymers, fibers, and resins to optimize the performance of our customers’ products across multiple stages of the value chain. Our leading positions are a testament to our best-in-class global manufacturing, supply chain, and materials science capabilities. We drive innovation and enhance performance, finding potential in the impossible.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act") that are subject to the safe harbor created by that Act and other legal protections. Forward-looking statements include, without limitation, those regarding EPS and other financial guidance, acquisition integration and performance, growth prospects, future end-market trends, the future effects of supply chain challenges and price increases, future cash flows, net leverage, purchase accounting impacts, effective tax rates, planned investments, impacts of the COVID-19 pandemic on our operations, profitability, and cash flow, the expected benefits and accretion of the Neenah merger and Scapa acquisition and integration and other statements generally identified by words such as "believe," "expect," "intend," "guidance," "plan," "forecast," "potential," "anticipate," "confident," "project," "appear," "future," "should," "likely," "could," "may," "will," "typically," and similar words.

These forward-looking statements are prospective in nature and not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which Mativ will operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. No assurance can be given that such expectations will prove to have been correct and persons reading this presentation are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this press release. These statements are not guarantees of future performance and involve certain risks and uncertainties, and assumptions that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among other things, the following factors:

•Risks associated with the implementation of our strategic growth initiatives, including diversification, and the Company's understanding of, and entry into, new industries and technologies;

•Risks associated with acquisitions, dispositions, strategic transactions and global asset realignment initiatives of Mativ;

•Adverse changes in the filtration, release liners, protective solutions, construction and infrastructure and healthcare sectors impacting key ATM segment customers;

•Changes in the source and intensity of competition in our commercial end-markets;

•Adverse changes in sales or production volumes, pricing and/or manufacturing costs in our ATM or FBS operating segments;

•Seasonal or cyclical market and industry fluctuations which may result in reduced net sales and operating profits during certain periods;

•Risks associated with our technological advantages in our intellectual property and the likelihood that our current technological advantages are unable to continue indefinitely;

•Supply chain disruptions, including the failure of one or more material suppliers, including energy, resin, fiber, and chemical suppliers, to supply materials as needed to maintain our product plans and cost structure;

•Increases in operating costs due to inflation and continuing increases in the inflation rate or otherwise, such as labor expense, compensation and benefits costs;

•Business disruptions from the merger that will harm the Company’s business, including current plans and operations;

•The possibility that Mativ may be unable to successfully integrate Neenah’s operations with those of Mativ and achieve expected synergies and operating efficiencies within the expected time-frames or at all;

•Potential adverse reactions or changes to business relationships resulting from the Neenah merger, including as it relates to the Company’s ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients;

•Our ability to attract and retain key personnel, including as a result of the merger, labor shortages, labor strikes, stoppages or other disruptions;

•The substantial indebtedness Mativ has incurred and assumed in connection with the Neenah merger and the need to generate sufficient cash flows to service and repay such debt;

•Changes in general economic, financial and credit conditions in the U.S., Europe, China and elsewhere, including the impact thereof on currency exchange rates (including any weakening of the Euro and Real) and on interest rates;

•The phasing out of USD LIBOR rates after 2023 and the replacement with SOFR;

•A failure in our risk management and/or currency or interest rate swaps and hedging programs, including the failures of any insurance company or counterparty;

•Changes in the manner in which we finance our debt and future capital needs, including potential acquisitions;

•Changes in tax rates, the adoption of new U.S. or international tax legislation or exposure to additional tax liabilities;

•Changes in employment, wage and hour laws and regulations in the U.S., France and elsewhere, including the loi de Securisation de l'emploi in France, unionization rule and regulations by the National Labor Relations Board in the U.S., equal pay initiatives, additional anti-discrimination rules or tests and different interpretations of exemptions from overtime laws;

•The impact of tariffs, and the imposition of any future additional tariffs and other trade barriers, and the effects of retaliatory trade measures;

•Existing and future governmental regulation and the enforcement thereof that may materially restrict or adversely affect how we conduct business and our financial results;

•Weather conditions, including potential impacts, if any, from climate change, known and unknown, and natural disasters or unusual weather events;

•International conflicts and disputes, such as the ongoing conflict between Russia and Ukraine, which restrict our ability to supply products into affected regions, due to the corresponding effects on demand, the application of international sanctions, or practical consequences on transportation, banking transactions, and other commercial activities in troubled regions;

•Compliance with the FCPA and other anti-corruption laws or trade control laws, as well as other laws governing our operations;

•Risks associated with pandemics and other public health emergencies, including the continued impact of, and the governmental and third party response to, the COVID-19 pandemic and its variant strains;

•The number, type, outcomes (by judgment or settlement) and costs of legal, tax, regulatory or administrative proceedings, litigation and/or amnesty programs, including those in Brazil, France and Germany;

•Increased scrutiny from stakeholders related to environmental, social and governance (“ESG”) matters, particularly our sales of combustible products business within the tobacco industry which represents approximately 20% of the Company’s net sales for the year-ended December 31, 2022, as well as our ability to achieve our broader ESG goals and objectives;

•The outcome and cost of the LIP-related intellectual property litigation against Glatz in Europe;

•Costs and timing of implementation of any upgrades or changes to our information technology systems;

•Failure by us to comply with any privacy or data security laws or to protect against theft of customer, employee and corporate sensitive information;

•The impact of cybersecurity risks related to breaches of security pertaining to sensitive Company, customer or vendor information, as well as breaches in the technology that manages operations and other business processes; and

•Other factors described elsewhere in this document and from time to time in documents that we file with the U.S. Securities and Exchange Commission (the “SEC”).

All forward-looking statements made in this document are qualified by these cautionary statements. Forward-looking statements herein are made only as of the date of this document, and Mativ undertakes no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Mativ's most recent annual report on Form 10-K for the year ended December 31, 2021, under the caption “Risk Factors” in Mativ’s Registration Statement on Form S-4 filed in connection with the merger, and any material updates to these factors contained in any of Mativ’s future filings with the SEC. The discussion of these risks is specifically incorporated by reference into this release. The financial results reported in this release are unaudited.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such and should only be viewed as historical data. The financial results reported in this release are unaudited.

Non-GAAP Financial Measures

Certain financial measures and comments contained in this press release exclude restructuring and impairment expenses, certain purchase accounting adjustments related to ATM and FBS segment acquisitions, acquisition/merger and integration related costs, interest expense, the effect of income tax provisions and other tax impacts, capital spending, capitalized software costs, cybersecurity expenses, and depreciation and amortization. This press release also provides certain information regarding the Company's financial results excluding currency impacts. This information estimates the impact of changes in foreign currency rates on the translation of the Company's current financial results as compared to the applicable comparable period and is derived by translating the current local currency results into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable period. Financial measures which exclude or include these items have not been determined in accordance with accounting principles generally accepted in the United States (GAAP) and are therefore "non-GAAP" financial measures. Reconciliations of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP are included in the financial schedules attached to this release.

The Company believes that the presentation of non-GAAP financial measures in addition to the related GAAP measures provides investors with greater transparency on the information used by the Company’s management in its financial and operational decision-making. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates the Company's financial performance. Management believes that providing this information enables investors to better understand the Company’s operating performance and financial condition. These non-GAAP financial measures are not calculated or presented in accordance with, and are not intended to be considered in isolation or as alternatives or substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared and presented in accordance with GAAP. The non-GAAP financial measures used in this release may be different from the measures used by other companies.

Combined Legacy Financial Information

Due to the significance of the merger and the resulting change in our reportable segments, Mativ is providing the supplemental combined legacy financial information set forth in the tables below under the captions “Non-GAAP Reconciliation of Combined Legacy Neenah and SWM Operating Profit for Comparability” and “Non-GAAP Reconciliation of Organic Net Sales Growth” to enhance its investors’ ability to evaluate and compare the Company's operating performance on a combined basis with Neenah. The purpose of the supplemental legacy combined financial information is to reflect changes to our reportable segments and to present certain non-GAAP financial measures on a combined company basis for the fourth quarter and full year 2022.

The supplemental combined legacy financial information in the attached schedules is not necessarily indicative of the operating results of the combined companies had the merger been completed at the beginning of or prior to the periods presented or of the operating results of the combined company in the future. The supplemental combined legacy financial information for periods prior to the date of the merger does not reflect cost savings or other synergies anticipated as a result of the merger. The supplemental combined legacy financial information is not pro forma information prepared in accordance with Article 11 of Regulation S-X of the SEC, and the preparation of information in accordance with Article 11 would result in a different presentation.

SOURCE: Mativ Holdings, Inc.

CONTACT

Andrew Wamser
Chief Financial Officer
+1-770-569-4271

Or

Mark Chekanow, CFA
Director of Investor Relations
+1-770-569-4229

Website: http://www.mativ.com

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2022	2021	% Change
Net sales	$660.1	$390.4	69.1%
Cost of products sold	537.8	314.2	71.2
Gross profit	122.3	76.2	60.5

Selling expense	22.6	12.5	80.8
Research and development expense	8.3	5.4	53.7
General expense	62.6	43.2	44.9
Total nonmanufacturing expenses	93.5	61.1	53.0

Restructuring and impairment expense	1.9	4.2	(54.8)
Operating profit	26.9	10.9	N.M.
Interest expense	27.4	14.8	85.1
Other income (expense), net	(4.9)	35.1	N.M.
Income (loss) before income taxes and income from equity affiliates	(5.4)	31.2	N.M.
Income tax benefit	(7.8)	(21.8)	(64.2)
Income from equity affiliates, net of income taxes	0.1	0.3	(66.7)
Net income	$2.5	$53.3	(95.3)%
Dividends paid to common stockholders	(0.2)	(0.1)	N.M.
Undistributed earnings available to common stockholders	—	(0.5)	N.M.
Net income attributable to common stockholders	$2.3	$52.7	(95.6)%

Net income per share
Basic	$0.04	$1.70	(97.6)%
Diluted	$0.04	$1.68	(97.6)%

Cash dividends declared per share	$0.40	$0.44

Weighted average shares outstanding
Basic	54,389,900	31,055,200
Diluted	54,686,300	31,454,300

N.M. - Not Meaningful

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME/(LOSS)
(in millions, except per share amounts)
(Unaudited)

	Year Ended December 31,
	2022	2021	% Change
Net sales	$2,167.4	$1,440.0	50.5%
Cost of products sold	1,729.8	1,109.7	55.9
Gross profit	437.6	330.3	32.5

Selling expense	74.2	46.7	58.9
Research and development expense	26.6	20.3	31.0
General expense	266.1	169.9	56.6
Total nonmanufacturing expenses	366.9	236.9	54.9

Restructuring and impairment expense	19.3	10.1	91.1
Operating profit	51.4	83.3	(38.3)
Interest expense	86.1	46.1	86.8
Other income, net	10.3	35.9	(71.3)
Income (loss) before income taxes and income from equity affiliates	(24.4)	73.1	N.M.
Income tax benefit	(12.6)	(9.4)	34.0
Income from equity affiliates, net of income taxes	5.2	6.4	(18.8)
Net income (loss)	$(6.6)	$88.9	N.M.
Dividends paid to common stockholders	(0.9)	(0.6)	50.0%
Undistributed earnings available to common stockholders	—	(0.5)	N.M.
Net income (loss) attributable to common stockholders	$(7.5)	$87.8	N.M.

Net income (loss) per share
Basic	$(0.18)	$2.83	N.M.
Diluted	$(0.18)	$2.80	N.M.

Cash dividends declared per share	$1.68	$1.76

Weighted average shares outstanding
Basic	42,442,200	31,030,400
Diluted	42,442,200	31,400,300

N.M. - Not Meaningful

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$124.4	$74.7
Accounts receivable, net	266.8	238.0
Inventories, net	534.9	259.5
Income taxes receivable	19.7	10.0
Other current assets	28.9	12.4
Total current assets	974.7	594.6
Property, plant and equipment, net	874.9	461.7
Finance lease right-of-use assets	17.4	2.2
Operating lease right-of-use assets	35.8	25.1
Deferred income tax benefits	34.4	33.9
Investment in equity affiliates	59.1	64.6
Goodwill	847.2	648.3
Intangible assets, net	710.3	513.9
Other assets	122.1	76.0
Total assets	$3,675.9	$2,420.3
LIABILITIES AND STOCKHOLDERS' EQUITY
Current debt	$34.6	$2.7
Finance lease liabilities	0.9	0.5
Operating lease liabilities	9.3	7.3
Accounts payable	225.7	116.0
Income taxes payable	11.4	2.6
Accrued expenses and other current liabilities	184.2	102.0
Total current liabilities	466.1	231.1
Long-term debt	1,672.8	1,264.8
Finance lease liabilities, noncurrent	17.6	2.3
Operating lease liabilities, noncurrent	29.7	18.7
Long-term income tax payable	14.6	16.6
Pension and other postretirement benefits	81.6	39.0
Deferred income tax liabilities	172.2	95.1
Other liabilities	42.0	70.5
Total liabilities	2,496.6	1,738.1
Stockholders' equity:
Preferred stock, $0.10 par value per share; 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.10 par value per share; 100,000,000 shares authorized; 54,929,973 and 31,449,563 shares issued and outstanding at December 31, 2022 and 2021, respectively	5.5	3.1
Additional paid-in-capital	658.5	101.7
Retained earnings	610.7	696.4
Accumulated other comprehensive loss, net of tax	(95.4)	(119.0)
Total stockholders' equity	1,179.3	682.2
Total liabilities and stockholders' equity	$3,675.9	2,420.3

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
(in millions)
(Unaudited)

	Year Ended December 31,
	2022	2021
Operating
Net income (loss)	$(6.6)	$88.9
Non-cash items included in net income (loss):
Depreciation and amortization	129.2	88.7
Amortization of deferred issuance costs	6.4	4.0
Impairments	13.8	1.6
Deferred income tax	(31.7)	(27.0)
Pension and other postretirement benefits	(5.5)	0.7
Stock-based compensation	20.4	8.5
Income from equity affiliates	(5.2)	(6.4)
Brazil tax assessment and settlements, net	—	(6.1)
Gain on sale of assets	(2.9)	(35.3)
Cash dividends received from equity affiliates	4.1	3.3
Gain on foreign currency transactions	(7.5)	(3.5)
Other non-cash items	(0.3)	2.1
Cash received from settlement of interest swap agreements	23.6	—
Changes in operating working capital	64.4	(61.4)
Net cash provided by operations	202.2	58.1

Investing
Capital spending	(56.9)	(35.9)
Capitalized software costs	(2.7)	(3.0)
Acquisitions, net of cash acquired	(462.5)	(630.6)
Proceeds from sale of assets	7.5	35.3
Cash received from settlement of cross-currency swap contracts	35.8	—
Other investing	(2.5)	(2.3)
Net cash used in investing	(481.3)	(636.5)

Financing
Cash dividends paid	(72.2)	(55.3)
Proceeds from issuances of long-term debt	772.4	744.5
Payments on long-term debt	(339.1)	(55.9)
Payments for debt issuance costs	(22.1)	(14.6)
Payments on financing lease obligations	(0.7)	(15.4)
Purchases of common stock	(6.9)	(3.4)
Other financing	0.2	—
Net cash provided by financing	331.6	599.9
Effect of exchange rate changes on cash and cash equivalents	(2.8)	(1.5)
Increase in cash and cash equivalents	$49.7	$20.0

MATIV HOLDINGS, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REPORTING
(in millions)
(Unaudited)

NOTE REGARDING SEGMENT REPORTING AND COMPARABILITY
Effective July 6, 2022, in connection with the close of the merger, Mativ has two reportable segments for financial reporting purposes: Advanced Technical Materials ("ATM") and Fiber-Based Solutions ("FBS"). ATM is comprised of the legacy SWM Advanced Materials & Structures segment and the legacy Neenah Technical Products segment. FBS is comprised of the legacy SWM Engineered Papers segment and the legacy Neenah Fine Paper and Packaging segment. For accounting purposes, SWM was the surviving entity, thus periods subsequent to the September 2022 quarter results reflect the merged company's financials while all prior periods reflect only previously reported SWM consolidated and segment results.

Net Sales
	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change
ATM	$409.1	$255.6	60.1%	$1,396.2	$930.7	50.0%
FBS	251.0	134.8	86.2%	771.2	509.3	51.4%
Total Consolidated	$660.1	$390.4	69.1%	$2,167.4	$1,440.0	50.5%

Operating Profit
	Three Months Ended December 31,				Year Ended December 31,
			Return on Net Sales				Return on Net Sales
	2022	2021	2022	2021	2022	2021	2022	2021
ATM	$27.6	$5.5	6.7%	2.2%	$98.8	$61.6	7.1%	6.6%
FBS	30.7	22.4	12.2%	16.6%	106.6	100.5	13.8%	19.7%
Unallocated	(31.4)	(17.0)	(4.8)%	(4.4)%	(154.0)	(78.8)	(7.1)%	(5.5)%
Total Consolidated	$26.9	$10.9	4.1%	2.8%	$51.4	$83.3	2.4%	5.8%

Non-GAAP Adjustments to Operating Profit
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
ATM - Amortization of intangibles and other purchase accounting adjustments	$18.1	$11.2	$56.4	$43.3
ATM - Restructuring, impairment, and other expenses	3.1	1.9	19.6	1.9
FBS - Amortization of intangibles and other purchase accounting adjustments	7.7	—	16.3	—
FBS - Restructuring, impairment, and other expenses (income)	(0.4)	2.5	(0.5)	8.9
Unallocated - Restructuring, impairment, and other expenses	0.4	—	5.6	—
Unallocated - Acquisition/Merger and integration costs	8.5	—	68.9	—
Unallocated - Other	—	2.4	—	21.4
Total Consolidated	$37.4	$18.0	$166.3	$75.5

Adjusted Operating Profit
	Three Months Ended December 31,				Year Ended December 31,
			Return on Net Sales				Return on Net Sales
	2022	2021	2022	2021	2022	2021	2022	2021
ATM	$48.8	$18.6	11.9%	7.3%	$174.8	$106.8	12.5%	11.5%
FBS	38.0	24.9	15.1%	18.5%	122.4	109.4	15.9%	21.5%
Unallocated	(22.5)	(14.6)	(3.4)%	(3.7)%	(79.5)	(57.4)	(3.7)%	(4.0)%
Total Consolidated	$64.3	$28.9	9.7%	7.4%	$217.7	$158.8	10.0%	11.0%

Non-GAAP Adjustments to Adjusted Operating Profit
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
ATM - Depreciation and stock-based compensation	$12.8	$9.5	$40.7	$28.0
FBS - Depreciation and stock-based compensation	12.2	5.9	34.6	23.1
Unallocated - Depreciation and stock-based compensation	3.1	2.7	12.2	9.1
Total Consolidated	$28.1	$18.1	$87.5	$60.2

Adjusted EBITDA
	Three Months Ended December 31,				Year Ended December 31,
			Return on Net Sales				Return on Net Sales
	2022	2021	2022	2021	2022	2021	2022	2021
ATM	$61.6	$28.1	15.1%	11.0%	$215.5	$134.8	15.4%	14.5%
FBS	50.2	30.8	20.0%	22.8%	157.0	132.5	20.4%	26.0%
Unallocated	(19.4)	(11.9)	(2.9)%	(3.0)%	(67.3)	(48.3)	(3.1)%	(3.4)%
Total Consolidated	$92.4	$47.0	14.0%	12.0%	$305.2	$219.0	14.1%	15.2%

Non-GAAP Reconciliation of Organic Net Sales Growth

	Advanced Technical Materials	Fiber-Based Solutions	Consolidated Mativ
	Three Months Ended December 31, 2022

Mativ Combined 4Q:21 Net Sales	$403.2	$251.5	$654.7
Divestiture/closure adjustments	(8.1)	—	(8.1)
Mativ Combined 4Q:21 Comparable Net Sales	$395.1	$251.5	$646.6

Mativ 4Q:22 Net Sales	$409.1	$251.0	$660.1
Divestiture/closure adjustments	—	—	—
Mativ 4Q:22 Comparable Net Sales	$409.1	$251.0	$660.1
Organic growth	3.5%	(0.2)%	2.1%

Currency effects on 4Q:22	$(20.1)	$(8.2)	$(28.3)
Mativ 4Q:22 Comparable Net Sales with Currency Adjustment	$429.2	$259.2	$688.4
Organic constant currency growth	8.6%	3.1%	6.5%

	Advanced Technical Materials	Fiber-Based Solutions	Consolidated Mativ
	Year Ended December 31, 2022

Mativ Combined 2021 Net Sales	$1,524.8	$943.7	$2,468.5
Divestiture/closure adjustments	106.6	—	106.6
Mativ Combined 2021 Comparable Net Sales	$1,631.4	$943.7	$2,575.1

Mativ Combined 2022 Net Sales	$1,744.2	$1,014.8	$2,759.0
Divestiture/closure adjustments	(16.0)	—	(16.0)
July 1 to July 6 Neenah stub period adjustment (1)	4.0	5.5	9.5
Mativ Combined 2022 Comparable Net Sales	$1,732.2	$1,020.3	$2,752.5
Organic growth	6.2%	8.1%	6.9%

Currency effects on 2022	$(64.5)	$(28.8)	$(93.3)
Mativ 2022 Comparable Net Sales with Currency Adjustment	$1,796.7	$1,049.1	$2,845.8
Organic constant currency growth	10.1%	11.2%	10.5%
(1) Adjustment for estimated Net Sales for the period July 1st to July 6th not included in Mativ's 2022 Reported Net Sales.

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating profit	$26.9	$10.9	$51.4	$83.3
Plus: Restructuring and impairment related expenses	3.1	4.4	20.8	10.8
Plus: Purchase accounting adjustments	25.8	11.2	72.7	43.3
Plus: Acquisition/merger and integration related costs	8.5	2.4	68.9	21.4
Plus: Cybersecurity expenses	—	—	6.1	—
Less: Brazil tax settlement	—	—	(2.2)	—
Adjusted Operating Profit	$64.3	$28.9	$217.7	$158.8

Income (loss)	$2.5	$53.3	$(6.6)	$88.9
Plus: Restructuring and impairment expenses	1.9	4.2	19.3	10.1
Less: Tax impact of restructuring and impairment expense	(0.4)	(0.9)	(4.2)	(2.4)
Less: Gain on sale of assets	—	(35.2)	(2.9)	(35.2)
Plus: Tax impact on gain on sale of assets	—	8.0	0.8	8.0
Plus: Other restructuring related expenses	1.2	0.2	1.5	0.7
Less: Tax impact of other restructuring related expenses	(0.3)	(0.1)	(0.3)	(0.2)
Plus: Purchase accounting adjustments	25.8	11.2	72.7	43.3
Less: Tax impact of purchase accounting adjustments	(5.9)	(2.3)	(16.3)	(8.7)
Less: Brazil tax assessments/settlements	—	—	(2.8)	(6.1)
Plus: Tax impact of Brazil tax assessments/settlements	—	—	1.0	2.8
Plus: Cybersecurity expenses	—	—	6.1	—
Less: Tax impact of cybersecurity expenses	—	—	(1.4)	—
Plus: Acquisition/merger and integration related costs	8.5	2.4	72.6	21.4
Less: Tax impact on acquisition/merger and integration related costs	(0.6)	(0.5)	(10.8)	(4.7)
Plus: Acquisition related foreign currency exchange impacts	—	—	—	6.9
Less: Luxembourg valuation allowance release	—	(33.6)	—	(33.6)
Plus: Reversal of valuation allowance on prior year tax credits	—	4.6	—	4.6
Plus (less): Tax legislative changes, net of other discrete items	(0.8)	1.4	(1.7)	3.5
Adjusted Income	$31.9	$12.7	$127.0	$99.3

Earnings (loss) per share - diluted	$0.04	$1.68	$(0.18)	$2.80
Plus: Restructuring and impairment related expenses	0.03	0.13	0.45	0.32
Less: Tax impact of restructuring and impairment expense	(0.01)	(0.03)	(0.10)	(0.08)
Less: Gain on sale of assets	—	(1.12)	(0.07)	(1.12)
Plus: Tax impact on gain on sale of assets	—	0.25	0.02	0.25
Plus: Other restructuring related expenses	0.02	—	0.04	0.02
Less: Tax impact of other restructuring related expenses	(0.01)	(0.01)	(0.01)	(0.01)
Plus: Purchase accounting adjustments	0.47	0.35	1.70	1.37
Less: Tax impact of purchase accounting adjustment	(0.11)	(0.07)	(0.38)	(0.28)
Less: Brazil tax assessments/settlements	—	—	(0.07)	(0.20)
Plus: Tax impact of Brazil tax assessments/settlements	—	—	0.02	0.09
Plus: Cybersecurity expenses	—	—	0.14	—
Less: Tax impact of cybersecurity expenses	—	—	(0.03)	—
Plus: Acquisition/merger and integration related costs	0.16	0.08	1.70	0.68
Less: Tax impact on acquisition/merger and integration related costs	(0.01)	(0.02)	(0.25)	(0.15)
Plus: Acquisition related foreign currency exchange impacts	—	—	—	0.22
Less: Luxembourg valuation allowance release	—	(1.07)	—	(1.07)
Plus: Reversal of valuation allowance on prior year tax credits	—	0.15	—	0.15
Plus (less): Tax legislative changes, net of other discrete items	(0.02)	0.04	(0.04)	0.11
Adjusted Earnings Per Share - Diluted	$0.56	$0.36	$2.94	$3.10

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$2.5	$53.3	$(6.6)	$88.9
Plus: Interest expense on debt	27.4	14.8	86.8	50.6
Less: Interest income on Brazil tax assessments/settlements	—	—	(0.7)	(4.5)
Plus: Provision for income taxes	(7.8)	(21.8)	(12.6)	(9.4)
Plus: Depreciation and amortization	42.0	26.5	129.2	94.0
Plus: Stock compensation expense	2.6	—	11.7	—
Plus: Inventory step up expense	9.3	—	19.3	—
Plus: Restructuring and impairment expense	1.9	4.2	19.3	10.1
Plus: Other restructuring related expense	1.2	(0.2)	1.5	0.3
Plus: Cybersecurity expenses	—	—	6.1	—
Plus: Acquisition/merger and integration related costs	8.5	2.4	68.9	21.4
Less: Income from equity affiliates	(0.1)	(0.3)	(5.2)	(6.4)
Plus (less): Other income, net	4.9	(35.1)	(10.3)	(41.2)
Plus: Acquisition related foreign currency exchange impacts	—	—	—	6.9
Less: Brazil tax assessments/settlements	—	—	(2.2)	(1.6)
Adjusted EBITDA (1)	$92.4	$43.8	$305.2	$209.1

Cash provided by operating activities	$185.0	$30.6	202.2	$58.1
Less: Capital spending	(20.4)	(12.1)	(56.9)	(35.9)
Less: Capitalized software costs	(0.6)	(1.1)	(2.7)	(3.0)
Free Cash Flow	$164.0	$17.4	$142.6	$19.2

			December 31, 2022	December 31, 2021
Total Debt			$1,707.4	$1,270.3
Less: Cash			124.4	74.7
Net Debt			$1,583.0	$1,195.6
(1) This reconciliation from Net income to Adjusted EBITDA for the quarter and year ended December 31, 2021 is consistent with the press release filed on February 23, 2022. For conformed reconciliations for the quarter and year ended December 31, 2021, refer to the Non-GAAP reconciliations of combined results in the tables below.

Non-GAAP Reconciliation of Combined Legacy Neenah and SWM Operating Profit for Comparability
(in millions) (Unaudited)
	Three Months Ended
	December 31, 2021					December 31, 2022
	Legacy Neenah	Adjustments	Legacy Neenah Adjusted	Legacy SWM	Mativ Combined for Comparison	Mativ
Advanced Technical Materials (ATM) (1)
Net Sales	$166.7	$(19.1)	$147.6	$255.6	$403.2	$409.1
GAAP Operating Profit	4.7	1.6	6.3	5.5	11.8	27.6
Amortization of intangibles and other purchase accounting adjustments	2.2	(0.1)	2.1	11.2	13.3	18.1
Restructuring, impairment, and other expenses	0.3	—	0.3	1.9	2.2	3.1
Acquisition/Merger and integration costs	0.1	—	0.1	—	0.1	—
Other	1.0	—	1.0	—	1.0	—
Adjusted Operating Profit (2)	$8.3	$1.5	$9.8	$18.6	$28.4	$48.8
Adjusted Operating Profit Margin	5.0%	N/A	6.6%	7.3%	7.0%	11.9%
Depreciation and stock-based compensation expense (3)	5.2	(0.7)	4.5	9.5	14.0	12.8
Adjusted EBITDA (4)	$13.5	$0.8	$14.3	$28.1	$42.4	$61.6
Adjusted EBITDA Margin	8.1%	N/A	9.7%	11.0%	10.5%	15.1%

Fiber-Based Solutions (FBS) (1)
Net Sales	$97.6	$19.1	$116.7	$134.8	$251.5	$251.0
GAAP Operating Profit	11.9	0.3	12.2	22.4	34.6	30.7
Amortization of intangibles and other purchase accounting adjustments	0.2	0.1	0.3	—	0.3	7.7
Restructuring, impairment, and other expenses	0.2	—	0.2	2.5	2.7	(0.4)
Other	0.2	—	0.2	—	0.2	—
Adjusted Operating Profit (2)	$12.5	$0.4	$12.9	$24.9	$37.8	$38.0
Adjusted Operating Profit Margin	12.8%	N/A	11.1%	18.5%	15.0%	15.1%
Depreciation and stock-based compensation expense (3)	2.4	0.7	3.1	5.9	9.0	12.2
Adjusted EBITDA (4)	$14.9	$1.1	$16.0	$30.8	$46.8	$50.2
Adjusted EBITDA Margin	15.3%	N/A	13.7%	22.8%	18.6%	20.0%

Non-GAAP Reconciliation of Combined Legacy Neenah and SWM Operating Profit for Comparability
(in millions) (Unaudited)
	Three Months Ended
	December 31, 2021					December 31, 2022
	Legacy Neenah	Adjustments	Legacy Neenah Adjusted	Legacy SWM	Mativ Combined for Comparison	Mativ
Corporate Unallocated
GAAP Operating Loss	$(20.8)	$(2.5)	$(23.3)	$(17.0)	$(40.3)	$(31.4)
Restructuring, impairment, and other expenses	0.2	—	0.2	—	0.2	0.4
Acquisition/Merger and integration costs	0.5	—	0.5	—	0.5	8.5
Other	15.6	—	15.6	2.4	18.0	—
Adjusted Operating Loss (2)	$(4.5)	$(2.5)	$(7.0)	$(14.6)	$(21.6)	$(22.5)
% of total Net Sales	(1.7)%	N/A	(2.6)%	(3.7)%	(3.3)%	(3.4)%
Depreciation and stock-based compensation expense (3)	0.9	—	0.9	2.7	3.6	3.1
Adjusted EBITDA (4)	$(3.6)	$(2.5)	$(6.1)	$(11.9)	$(18.0)	$(19.4)
% of total Net Sales	(1.4)%	N/A	(2.3)%	(3.0)%	(2.7)%	(2.9)%

Consolidated
Net Sales	$264.3	$—	$264.3	$390.4	$654.7	$660.1
GAAP Operating Profit (Loss) (1)	(4.2)	(0.6)	(4.8)	10.9	6.1	26.9
Amortization of intangibles and other purchase accounting adjustments	2.4	—	2.4	11.2	13.6	25.8
Restructuring, impairment, and other expenses	0.7	—	0.7	4.4	5.1	3.1
Acquisition/Merger and integration costs	0.6	—	0.6	—	0.6	8.5
Other	16.8	—	16.8	2.4	19.2	—
Adjusted Operating Profit (2)	$16.3	$(0.6)	$15.7	$28.9	$44.6	$64.3
Adjusted Operating Profit Margin	6.2%	N/A	5.9%	7.4%	6.8%	9.7%
Depreciation and stock-based compensation expense (3)	8.5	—	8.5	18.1	26.6	28.1
Adjusted EBITDA (4)	$24.8	$(0.6)	$24.2	$47.0	$71.2	$92.4
Adjusted EBITDA Margin	9.4%	N/A	9.2%	12.0%	10.9%	14.0%
The following notes apply to all periods and tables presented herein:
(1) Effective with the merger, certain assets/net sales were reclassified out of ATM and into FBS, and to conform with legacy SWM accounting practices certain of legacy Neenah operating expenses were reclassified out of the ATM and FBS operating segments and moved to Corporate Unallocated. In addition, certain legacy Neenah Corporate Unallocated operating expenses were reclassified out of GAAP Operating Profit and moved to other income, net to conform with legacy SWM accounting practices.

(2) Effective with the merger, legacy Neenah's definition of Adjusted Operating Profit, a non-GAAP financial measure, was conformed to legacy SWM's Adjusted Operating Profit definition which includes an add-back for amortization of intangible assets and other purchase accounting adjustments.

(3) Depreciation and stock-based compensation excludes stock-based compensation included in acquisition/merger and integration costs.
(4) Effective with the merger, legacy SWM's definition of EBITDA, a non-GAAP financial measure, was conformed to legacy Neenah's EBITDA definition which includes an add-back for stock-based compensation. The revised EBITDA definition is more aligned with the terms of the Company's Credit Agreement.

Non-GAAP Reconciliation of Combined Legacy Neenah and SWM Operating Profit for Comparability
(in millions) (Unaudited)
	Year Ended
	December 31, 2021					December 31, 2022
	Legacy Neenah	Adjustments	Legacy Neenah Adjusted	Legacy SWM	Mativ Combined for Comparison	Mativ Combined for Comparison
Advanced Technical Materials (ATM) (1)
Net Sales	$664.2	$(70.1)	$594.1	$930.7	$1,524.8	$1,744.2
GAAP Operating Profit	5.6	0.1	5.7	61.6	67.3	131.4
Amortization of intangibles and other purchase accounting adjustments	8.0	4.7	12.7	43.3	56.0	60.5
Restructuring, impairment, and other expenses	37.5	—	37.5	1.9	39.4	22.3
Acquisition/Merger and integration costs	5.8	(5.1)	0.7	—	0.7	0.5
Other	2.2	—	2.2	—	2.2	—
Adjusted Operating Profit (2)	$59.1	$(0.3)	$58.8	$106.8	$165.6	$214.7
Adjusted Operating Profit Margin	8.9%	0.4%	9.9%	11.5%	10.9%	12.3%
Depreciation and stock-based compensation expense (3)	21.4	(2.8)	18.6	28.0	46.6	49.3
Adjusted EBITDA (4)	$80.5	$(3.1)	$77.4	$134.8	$212.2	$264.0
Adjusted EBITDA Margin	12.1%	4.4%	13.0%	14.5%	13.9%	15.1%

Fiber-Based Solutions (FBS) (1)
Net Sales	$364.3	$70.1	$434.4	$509.3	$943.7	$1,014.8
GAAP Operating Profit	40.9	9.3	50.2	100.5	150.7	134.5
Amortization of intangibles and other purchase accounting adjustments	0.7	0.4	1.1	—	1.1	16.9
Restructuring, impairment, and other expenses	0.1	—	0.1	8.9	9.0	(0.5)
Other	0.7	—	0.7	—	0.7	0.1
Adjusted Operating Profit (2)	$42.4	$9.7	$52.1	$109.4	$161.5	$151.0
Adjusted Operating Profit Margin	11.6%	13.8%	12.0%	21.5%	17.1%	14.9%
Depreciation and stock-based compensation expense (3)	9.8	2.8	12.6	23.1	35.7	40.7
Adjusted EBITDA (4)	$52.2	$12.5	$64.7	$132.5	$197.2	$191.7
Adjusted EBITDA Margin	14.3%	17.8%	14.9%	26.0%	20.9%	18.9%

Non-GAAP Reconciliation of Combined Legacy Neenah and SWM Operating Profit for Comparability
(in millions) (Unaudited)
	Year Ended
	December 31, 2021					December 31, 2022
	Legacy Neenah	Adjustments	Legacy Neenah Adjusted	Legacy SWM	Mativ Combined for Comparison	Mativ Combined for Comparison
Corporate Unallocated
GAAP Operating Loss	$(58.3)	$(12.0)	$(70.3)	$(78.8)	$(149.1)	$(186.3)
Restructuring, impairment, and other expenses	0.6	—	0.6	—	0.6	5.6
Acquisition/Merger and integration costs	12.6	—	12.6	19.0	31.6	79.4
Other	24.3	—	24.3	2.4	26.7	0.5
Adjusted Operating Loss (2)	$(20.8)	$(12.0)	$(32.8)	$(57.4)	$(90.2)	$(100.8)
% of total Net Sales	(2.0)%	—%	(3.2)%	(4.0)%	(3.7)%	(3.7)%
Depreciation and stock-based compensation expense (3)	5.3	—	5.3	9.1	14.4	15.5
Adjusted EBITDA (4)	$(15.5)	$(12.0)	$(27.5)	$(48.3)	$(75.8)	$(85.3)
% of total Net Sales	(1.5)%	—%	(2.7)%	(3.4)%	(3.1)%	(3.1)%

Consolidated
Net Sales	$1,028.5	$—	$1,028.5	$1,440.0	$2,468.5	$2,759.0
GAAP Operating Profit (Loss) (1)	(11.8)	(2.6)	(14.4)	83.3	68.9	79.6
Amortization of intangibles and other purchase accounting adjustments	8.7	5.1	13.8	43.3	57.1	77.4
Restructuring, impairment, and other expenses	38.2	—	38.2	10.8	49.0	27.4
Acquisition/Merger and integration costs	18.4	(5.1)	13.3	19.0	32.3	79.9
Other	27.2	—	27.2	2.4	29.6	0.6
Adjusted Operating Profit (2)	$80.7	$(2.6)	$78.1	$158.8	$236.9	$264.9
Adjusted Operating Profit Margin	7.8%	—%	7.6%	11.0%	9.6%	9.6%
Depreciation and stock-based compensation expense (3)	36.5	—	36.5	60.2	96.7	105.5
Adjusted EBITDA (4)	$117.2	$(2.6)	$114.6	$219.0	$333.6	$370.4
Adjusted EBITDA Margin	11.4%	—%	11.1%	15.2%	13.5%	13.4%

Non-GAAP Reconciliation of Combined Legacy Neenah and SWM Operating Profit for Comparability
(in millions) (Unaudited)
	Six Months Ended						Year Ended
	June 30, 2022					December 31, 2022	December 31, 2022
	Legacy Neenah	Adjustments	Legacy Neenah Adjusted	Legacy SWM	Mativ Combined for Comparison	Mativ	Mativ Combined for Comparison
Advanced Technical Materials (ATM) (1)
Net Sales	$384.1	$(36.1)	$348.0	$561.0	$909.0	$835.2	$1,744.2
GAAP Operating Profit	28.4	4.2	32.6	39.7	72.3	59.1	131.4
Amortization of intangibles and other purchase accounting adjustments	4.3	(0.2)	4.1	22.2	26.3	34.2	60.5
Restructuring, impairment, and other expenses	2.7	—	2.7	14.3	17.0	5.3	22.3
Acquisition/Merger and integration costs	0.5	—	0.5	—	0.5	—	0.5
Adjusted Operating Profit (2)	$35.9	$4.0	$39.9	$76.2	$116.1	$98.6	$214.7
Adjusted Operating Profit Margin	9.3%	(11.1)%	11.5%	13.6%	12.8%	11.8%	12.3%
Depreciation and stock-based compensation expense (3)	10.1	(1.4)	8.7	15.4	24.1	25.2	49.3
Adjusted EBITDA (4)	$46.0	$2.6	$48.6	$91.6	$140.2	$123.8	$264.0
Adjusted EBITDA Margin	12.0%	(7.2)%	14.0%	16.3%	15.4%	14.8%	15.1%

Fiber-Based Solutions (FBS) (1)
Net Sales	$207.5	$36.1	$243.6	$272.2	$515.8	$499.0	$1,014.8
GAAP Operating Profit	26.4	1.5	27.9	48.1	76.0	58.5	134.5
Amortization of intangibles and other purchase accounting adjustments	0.4	0.2	0.6	—	0.6	16.3	16.9
Restructuring, impairment, and other expenses	—	—	—	(0.6)	(0.6)	0.1	(0.5)
Other	0.1	—	0.1	—	0.1	—	0.1
Adjusted Operating Profit (2)	$26.9	$1.7	$28.6	$47.5	$76.1	$74.9	$151.0
Adjusted Operating Profit Margin	13.0%	4.7%	11.7%	17.5%	14.8%	15.0%	14.9%
Depreciation and stock-based compensation expense (3)	4.6	1.4	6.0	10.4	16.4	24.3	40.7
Adjusted EBITDA (4)	$31.5	$3.1	$34.6	$57.9	$92.5	$99.2	$191.7
Adjusted EBITDA Margin	15.2%	8.6%	14.2%	21.3%	17.9%	19.9%	18.9%

Non-GAAP Reconciliation of Combined Legacy Neenah and SWM Operating Profit for Comparability
(in millions) (Unaudited)
	Six Months Ended						Year Ended
	June 30, 2022					December 31, 2022	December 31, 2022
	Legacy Neenah	Adjustments	Legacy Neenah Adjusted	Legacy SWM	Mativ Combined for Comparison	Mativ	Mativ Combined for Comparison
Corporate Unallocated
GAAP Operating Loss	$(25.6)	$(6.7)	$(32.3)	$(49.4)	$(81.7)	$(104.6)	$(186.3)
Restructuring, impairment, and other expenses	—	—	—	—	—	5.6	5.6
Acquisition/Merger and integration costs	10.5	—	10.5	13.6	24.1	55.3	79.4
Other	0.5	—	0.5	—	0.5	—	0.5
Adjusted Operating Loss (2)	$(14.6)	$(6.7)	$(21.3)	$(35.8)	$(57.1)	$(43.7)	$(100.8)
% of total Net Sales	(2.5)%	—%	(3.6)%	(4.3)%	(4.0)%	(3.3)%	(3.7)%
Depreciation and stock-based compensation expense (3)	3.6	—	3.6	5.8	9.4	6.1	15.5
Adjusted EBITDA (4)	$(11.0)	$(6.7)	$(17.7)	$(30.0)	$(47.7)	$(37.6)	$(85.3)
% of total Net Sales	(1.9)%	—%	(3.0)%	(3.6)%	(3.3)%	(2.8)%	(3.1)%

Consolidated
Net Sales	$591.6	$—	$591.6	$833.2	$1,424.8	$1,334.2	$2,759.0
GAAP Operating Profit (Loss) (1)	29.2	(1.0)	28.2	38.4	66.6	13.0	79.6
Amortization of intangibles and other purchase accounting adjustments	4.7	—	4.7	22.2	26.9	50.5	77.4
Restructuring, impairment, and other expenses	2.7	—	2.7	13.7	16.4	11.0	27.4
Acquisition/Merger and integration costs	11.0	—	11.0	13.6	24.6	55.3	79.9
Other	0.6	—	0.6	—	0.6	—	0.6
Adjusted Operating Profit (2)	$48.2	$(1.0)	$47.2	$87.9	$135.1	$129.8	$264.9
Adjusted Operating Profit Margin	8.1%	—%	8.0%	10.5%	9.5%	9.7%	9.6%
Depreciation and stock-based compensation expense (3)	18.3	—	18.3	31.6	49.9	55.6	105.5
Adjusted EBITDA (4)	$66.5	$(1.0)	$65.5	$119.5	$185.0	$185.4	$370.4
Adjusted EBITDA Margin	11.2%	—%	11.1%	14.3%	13.0%	13.9%	13.4%